UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 1, 2005

GARTNER, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-14443	04-3099750

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

P.O. Box 10212
56 Top Gallant Road
Stamford, CT 06902-7747
(Address of Principal Executive Offices, including Zip Code)

(203) 316-1111
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX
EX-99.2: FINANCIAL STATEMENTS
EX-99.3: PRO FORMA COMBINED FINANCIAL STATEMENTS

EXPLANATORY NOTE

On April 1, 2005, the registrant filed with the U.S. Securities and Exchange Commission a Current Report on Form 8-K (the “Original Filing”) with respect to the merger consummated in accordance with the Agreement and Plan of Merger dated as of December 26, 2004 among Gartner, Inc., a Delaware corporation (“Gartner”), Green Falcon, Inc., a Delaware corporation and a wholly owned subsidiary of Gartner (“Sub”) and META Group, Inc. (“META”).

In response to parts (a) and (b) of Item 9.01 of the Original Filing, the Company stated that it would file the required financial information by amendment, as permitted by Items 9.01(a)(4) and 9.01(b)(2) of Form 8-K. This Amendment to the Current Report on Form 8-K is being filed solely for the purpose of providing the required financial information.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Business Acquired.

META Financial Statements for the Quarter ended March 31, 2005 (Unaudited) are filed as Exhibit 99.2 to this Current Report on Form 8-K. META Financial Statements for the Year Ended December 31, 2004 are incorporated by reference from META’s Annual Report on Form
10-K.

(b) Pro Forma Financial Information.

Gartner Pro Forma Combined Statement of Operations for the Year Ended December 31, 2004 (Unaudited), Pro Forma Combined Balance Sheet as of March 31, 2005 (Unaudited) and Pro Forma Combined Statement of Operations for the Quarter Ended March 31, 2005 (Unaudited) are filed as Exhibit 99.3 to this Current Report on Form 8-K.

(c) Exhibits.

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gartner, Inc.

Date: June 16, 2005	By:	/s/ Christopher Lafond

Christopher Lafond
Executive Vice President,
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1*	Press Release issued by Gartner, Inc. on April 1, 2005.

99.2	META Group, Inc. Financial Statements for the Quarter Ended March 31, 2005 (Unaudited).

99.3	Gartner, Inc. Pro Forma Combined Statement of Operations for the Year Ended December 31, 2004 (Unaudited), Pro Forma Combined Balance Sheet as of March 31, 2005 (Unaudited) and Pro Forma Combined Statement of Operations for the Quarter Ended March 31, 2005 (Unaudited).

*	previously filed